EXHIBIT 10.2

AMENDMENT TO RESTRICTED STOCK AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT (the “Amendment”) is made and entered into as of the 1st day of February, 2008 by and between SMART ONLINE, INC., a Delaware company (the “Company”) and NICHOLAS A. SINIGAGLIA (the “Employee”).

WHEREAS, the Company and Employee are parties to an Restricted Stock Agreement dated April 18, 2007 (the “Agreement”); and

WHEREAS, the Company and Employee have agreed to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree that the Agreement shall be amended as follows:

1. The Agreement is amended by the deletion of Section 4(a)(ii) in its entirety and the insertion in lieu thereof the following new section 4(a)(ii):

(ii) One-third of the Securities as of March 30, 2008.

2. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Company and Employee in all respects.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

SMART ONLINE, INC.

By: /s/ David E. Colburn
Name: David E. Colburn
Title: CEO

EMPLOYEE:

/s/ Nicholas A. Sinigaglia
Nicholas A. Sinigaglia